Exhibit 99.3

                                      MOVE


April 26, 2007

Lorna Borenstein
338 Bachman Avenue
Los Gatos, California 95030



Dear Lorna:

On behalf of Move, Inc. (the "Company"), it is with great pleasure that I extend to you our offer of employment. The specifics of this offer are as follows:

JOB TITLE:          President, Move, Inc.
                    As  President  of the  Company,  your duties  shall  include overall  responsibility for the day-to-day management of the business  operating  units  (including  but not  limited  to engineering,  product  development  and  marketing)  of  the
                    Company   including   without    limitation    supervisorial
                    responsibility for senior management of those units, but shall exclude finance, legal, investor relations, the new business venture headed by Allan Dalton and other new business ventures as mutually agreed upon by you and the CEO of the Company.

START DATE:         To be mutually  agreed upon, but as soon as practicable  and in accordance with any existing employment obligations.

SUPERVISOR:         Mike Long, CEO

ANNUAL SALARY:      $450,000

BONUS: Performance bonus of up to 100% of your annual salary at target, with the ability to earn up to 200% for performance in excess of target (see below)

STOCK OPTIONS:      3,000,000 stock options (see below)

RESTRICTED
STOCK UNITS:        1,000,000 units (see below)

VACATION:           Four Weeks (20 days) per anniversary year

LOCATION:           The Company's offices in Westlake Village, California

EMPLOYMENT STATUS:  Exempt, Regular-Full Time Employee


     On your start date you will be granted 3,000,000 stock options in the Company which will constitute incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) to the maximum extent permitted by law, NASDAQ rules or the applicable stock option plans. The option exercise price will be set equal to the closing price of the Company's common stock on the start date. Vesting with respect to 2,250,000 of the stock options set forth above will take place quarterly from the start date over a 48 month period. 750,000 of such stock options shall be immediately vested and exercisable as of your commencement of employment. Such stock options shall either be granted under and governed by the terms of the Company's stock option plans or shall be granted as an "inducement" stock option grant outside of the

       30700 Russell Ranch Road, Westlake Village, CA 91362 - 805-557-2300
                                Fax: 805-557-2688

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Company's  stock  option  plans.  Your stock  options  shall be  governed by the
Company's stock option plans and agreements under which they are granted except as specifically set forth in the Company's Executive Retention and Severance Agreement a copy of which is attached hereto (the "Severance Agreement"). You will become a party to the Severance Agreement effective as of your commencement of employment with the Company.

     In addition, on your start date you will be awarded 1,000,000 performance-based restricted stock units. Under the terms of the awards, you may earn up to 500,000 units of the Company's stock based on the attainment of certain performance goals relating to the Company's revenues and EBITDA for the fiscal year ended December 31, 2008, and you may earn up to 500,000 units of the Company's stock based on the attainment of certain performance goals relating to the Company's revenues and EBITDA for the fiscal year ended December 31, 2009 (such performance goals will be provided to you under separate cover). The terms of your award agreements shall be similar to the terms provided to the other senior executives of the Company regarding the award of such performance based stock units. You acknowledge receipt, under separate cover, of the guidelines pertaining to the stock ownership of senior executives of the Company as adopted by the Company's Board of Directors.

     Also on your start date, you will be granted such number of shares of the Company's common stock in an amount equal to one million divided by the closing price of the Company's common stock on the start date (e.g., if the closing price was $5/share, you would be granted 200,000 shares). Such shares will vest 50% upon your start date and the remaining 50% shall vest on the first anniversary of your start date subject to your continued employment on such anniversary. The Company's tax withholding requirements may be satisfied, in whole or in part, at your election, by you authorizing the Company to withhold from such grant such number of shares having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to you.

     You will be entitled to participate in the Company's 2007 and subsequent executive bonus plans, as adopted in the Company's sole discretion, with the potential to earn up to 100% of your annual base salary if your performance targets are met, and if you significantly exceed your performance objectives you may receive a bonus in excess of your target bonus, up to a maximum of 200% of your annual base salary. For 2007, the amount of any bonus earned will be prorated based on the portion of the year remaining as of your start date.

     Your base salary, equity compensation level and bonus opportunity shall be reviewed on an annual basis by the Compensation Committee of the Company's Board of Directors and may be increased from time to time, in the discretion of the Compensation Committee of the Board of Directors.

     You will be reimbursed for your reasonable expenses incurred on behalf of the Company in accordance with the Move, Inc. Travel & Entertainment Policy, as applicable to senior executives, including air travel and other transportation expenses, hotel accommodations, and telecommunications expenses (including, fixed mobile, and internet). The Company's reimbursement of such business related expenses, including items (i), (iii), (iv) and (v) below, currently will not subject you to federal or state income taxes; in the event these payments become taxable to you in the future the Company will reimburse you for the tax costs associated with such reimbursements.

     In addition, during your employment and pursuant to the above policy (as applicable), as mutually agreed upon by you and the Company, the Company will reimburse you for (i) your travel expenses to and from your current residence to the corporate offices, currently in Westlake Village, California, (ii) the travel expenses of your immediate family to and from your current residence to the corporate offices in Westlake Village, California, limited to once per month, (iii) the cost of establishing and maintaining a home office with full internet site connectivity in your current residence, (iv) your costs of leasing furnished living accommodations in the greater Los Angeles area (including without limitation telephone and utilities expenses), and (v) a rental automobile available to you while working out of the Westlake Village office. You shall have the right to approve the office space that the Company intends to lease in the San Francisco Bay Area.

     The Company shall provide you with executive administrative support through the services of your current executive assistant as of the date hereof who will be offered employment with the Company at a base salary level mutually determined by you and the Company, including without limitation reimbursement for coach class airfare for such executive assistant for business travel between the San Francisco Bay Area and the Company's corporate offices, as well as the reasonable cost of hotel accommodations incurred by such executive assistant during such trip or as needed in the Westlake Village area, at such hotels as may be mutually agreed upon be the Company and you.

     Please note that this offer is contingent upon demonstration of your legal right to work in the United States.

     On your first day of work, new hire documents will be completed to assure that there is no delay in the processing of your paycheck. In accordance with federal law, you will be required to provide documentation to Human Resources within seventy-two (72) hours of your commencement of employment verifying your employment eligibility. The Company will reimburse you for the costs of preparing and processing any required immigration paperwork for you, your immediate family and one other individual you so designate, including without limitation reasonable attorneys fees for your immigration counsel. Additionally, you will be required to sign the Company's standard Employee Invention Assignment and Confidentiality Agreement and Code of Conduct Policy.

     As a regular, full-time employee, you will also be eligible for group health, disability and life insurance, and other fringe benefits, that are made available by the Company to other similarly situated employees pursuant to the terms and conditions set forth in the applicable benefit plans and policies. Further details are available in your new hire materials.

     This letter is not intended to be an employment contract and, unless expressly agreed otherwise in writing signed by the Chief Executive Officer and you, your employment is at-will. This means that you have the right to resign at any time with or without cause, with or without notice. Likewise, Move, Inc. retains the right to terminate your employment at any time with or without notice, with or without cause.

     You will be reimbursed up to $15,000 for the attorneys fees you incur in connection with the preparation and negotiation of this letter and the Severance Agreement.

         We are very pleased to extend this offer to you. I join the rest of the Move, Inc. team in looking forward to working with you, and know that our success will be even greater with you aboard.

     Please indicate your acceptance of this offer by faxing this signed offer letter and the Severance Agreement to our General Counsel, Jim Caulfield at
(805) 557-2689. In addition, please bring the original signed offer letter and Severance Agreement with you on you first day of work.

Sincerely,

/s/ Mike Long

Mike Long
Chief Executive Officer


I have read and understand the terms of this offer and consent to all of the terms and provisions contained herein.

Name  /s/ Lorna Borenstein          Date  4-26-07
       Lorna Borenstein

JOB CODE:
          ----
Enclosures



                                       3

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                  Executive Retention and Severance Agreement

         This Executive Retention and Severance Agreement (the "Agreement") is made and entered into as of May __, 2007 (the "Effective Date"), by and between Move, Inc. and Lorna Borenstein (the "Executive"). Capitalized terms used in this Agreement shall have the meanings set forth in Section 4, below.

1. Purpose. The purpose of this Agreement is (i) to encourage Executive to commence employment with and remain in the employ of the Company (as defined in Section 4.3) and to devote Executive's full attention to the success of the Company and (ii) to provide specified benefits to Executive in the event of a Termination Upon Change of Control or a Termination in Absence of Change of Control, as such terms are defined in Section 4 of this Agreement.

2. Termination Upon Change of Control. In the event of Executive's Termination Upon a Change of Control, provided that Executive complies with Section 5.2 below and provides the transition services that the Company may request as described in Section 5.3 below, Executive shall receive the following payments and benefits:

         2.1 Accrued Salary and Vacation, and Benefits. Executive shall receive all salary and accrued vacation (less applicable withholding) earned through the conclusion of the transition period (or termination date if there is no transition period requested by the Company), and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans. In addition, the Company shall pay 100% of the Executive's COBRA premiums for the same or reasonably equivalent medical coverage she had on the date of her termination for a period not to exceed the earlier of one (1) year following termination or until Executive becomes eligible for medical insurance coverage at a new employer.

         2.2 Cash Severance Payment. Executive shall receive an amount equal to the sum of (i) 12 months of Executive's then current annual base salary and (ii) 100% of the target bonus that would otherwise be payable to Executive for the fiscal year in which Executive's termination occurs (whether or not Executive has satisfied the applicable performance objectives) (the "Cash Severance"). The Cash Severance will be payable after the conclusion of the transition period (or after the termination date if there is no transition period requested by the Company) in equal installments over 12 months in accordance with the Company's normal payroll practices with such payroll deductions and withholdings as are required by law.

         2.3 Stock Award Acceleration. Immediately prior to the effective date of the Change of Control, 100% of all outstanding stock options granted and restricted stock issued by the Company to Executive prior to the date of this Agreement, and the options described in the letter from W. Michael Long dated April 26, 2007 (the "Letter") (collectively the "Outstanding Options"), shall vest. In addition, all Outstanding Options, including the accelerated options described above, shall be exercisable by Executive for a period of three (3) years following the end of such transition period (if any) or three (3) years following termination if the Company requests no transition period.

3. Termination in Absence of Change of Control. In the event of Executive's Termination in Absence of a Change of Control, provided that Executive complies with Section 5.2 below and performs the transition services that the Company may request as described in Section 5.3 below, Executive shall receive the following payments and benefits:

         3.1 Basic Severance Compensation. Executive shall receive all salary and accrued vacation (less applicable withholding) earned through the conclusion of the transition period (or termination date if there is no transition period requested by the Company), and the benefits, if any, under Company benefit plans to which Executive may be entitled pursuant to the terms of such plans. In addition, the Company shall pay 100% of the Executive's COBRA premiums for the same or reasonably equivalent medical coverage she had on the date of her termination, for a period not to exceed the earlier of one (1) year following termination or until Executive becomes eligible for medical insurance coverage at a new employer.

         3.2 Cash Severance Payment. Executive shall receive an amount equal to the sum of (i) 12 months of Executive's then current annual base salary and (ii) 100% of the target bonus that would otherwise be payable to Executive for the fiscal year in which Executive's termination occurs (whether or not Executive has satisfied the applicable performance objectives) (the "Cash Severance"). The Cash Severance will be payable after the conclusion of the transition period (or after the termination date if there is no transition period requested by the Company) in equal installments over 12 months in accordance with the Company's normal payroll practices with such payroll deductions and withholdings as are required by law.

         3.3 Stock Award Acceleration. Upon Executive's termination date, 100% of all outstanding stock options granted and restricted stock issued by the Company to Executive prior to the date of this Agreement, including the options described in the Letter (collectively the "Outstanding Options"), shall vest. In addition, all Outstanding Options, including the accelerated options described above, shall be exercisable by Executive for a period of three (3) years following the end of such transition period (if any) or three (3) years following termination if the Company requests no transition period.

4. Definitions. Capitalized terms used, but not previously defined, in this Agreement shall have the meanings set forth in this Section 4.

         4.1 "Cause" means (a) Executive's willful and continued failure to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), for thirty (30) days after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer of Move which specifically identifies the manner in which the Chief Executive Officer believes that Executive has not substantially performed her duties, or
(b) Executive's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by her in bad faith without reasonable belief that her action or omission was in the best interests of the Company.

         4.2 "Change of Control" means (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities; (b) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation; (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect), unless at least fifty (50%) percent of the combined voting power of the voting securities of the entity acquiring those assets is held by persons who held the voting securities of the Company immediately prior to such transaction or series of transactions; (d) there occurs a change in the composition of the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; (e) the dissolution or liquidation of the Company, unless after such liquidation or dissolution all or substantially all of the assets of the Company are held in an entity at least fifty (50%) percent of the combined voting power of the voting securities of which is held by persons who held the voting securities of the Company immediately prior to such liquidation or dissolution; or (f) any transaction or series of related transactions that has the substantial effect of anyone or more of the foregoing.

         4.3 "Company" means Move, Inc., any successor thereto and, following a Change of Control, any successor or owner of substantially all the business and/or assets of Move, Inc.

         4.4 "Diminution of Responsibilities" means the occurrence of any of the following conditions, without Executive's consent and which condition is not cured by the Company within thirty (30) days after notice by Executive specifying the condition: (a) a material reduction by the Company of Executive's duties, responsibilities, authority or reporting relationship; (b) a reduction in Executive's base salary or the percentage of his or her base salary on which his or her target bonus is based, provided that a reduction in base salary that is the result of a general reduction in salary in an amount similar to reductions for other similarly situated Company executives shall not constitute a "Diminution of Responsibilities"; (c) a material reduction in benefits (other than future option grants), provided that a reduction in benefits that is the result of a general reduction in benefits in an amount similar to reductions for other similarly situated Company employees shall not constitute a "Diminution of Responsibilities"; (d) the Company's requiring Executive to be based at any office or location more than 50 miles from the Company's headquarters in Westlake Village, California, her home office, or the office space the Company intends to lease in San Francisco Bay Area; or (e) a material breach by the Company of the terms of this Agreement or the Letter from W. Michael Long dated April 26, 2007 to Executive (the "Letter").

         4.5 "Disability" means the inability to engage in the performance of Executive's duties by reason of a physical or mental impairment which constitutes a permanent and total disability in the opinion of a qualified physician.

         4.6 "Incumbent Director" means a director who (1) is a director of the Company as of the Effective Date, (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, or (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

         4.7 "Termination in Absence of Change of Control" means:

               (a) any termination of employment of Executive by the Company without Cause (i) that occurs prior to the date that the Company first publicly announces it has entered into a definitive agreement or that the Company's Board of Directors has endorsed a tender offer for the Company's stock that in either case if consummated would result in a Change of Control (even though consummation is subject to approval or requisite tender by the Company's stockholders and other conditions and contingencies),
               (ii) that occurs after the Company announces that any definitive agreement or tender offer referred to in clause (i) has been terminated and before it announces it has entered into another such definitive agreement or the Board of Directors has endorsed another tender offer, or (iii) that occurs more than twelve (12) months following the consummation of any transaction or series of related transactions that result in a Change of Control; or

               (b) any resignation by Executive based on a Diminution of Responsibilities that occurs within ninety (90) days following the occurrence of one of the conditions that constitutes a Diminution of Responsibilities, but only where such Diminution of Responsibilities occurs: (i) prior to the date that the Company first publicly announces it has entered into a definitive agreement or that the Company's Board of Directors has endorsed a tender offer for the Company's stock that if consummated would result in a Change of Control (even though consummation is subject to approval or requisite tender by the Company's stockholders and other conditions and contingencies), (ii) after the Company announces that any definitive agreement or tender offer referred to in clause (i) has been terminated and before it announces it has entered into another such definitive agreement or the Board of Directors has endorsed another tender offer, or
               (iii) more than twelve (12) months following the consummation of any transaction or series of related transactions that result in a Change of Control.

         Notwithstanding anything to the contrary herein, the term Termination in Absence of Change of Control shall not include termination of the employment of Executive (1) by the Company for Cause; (2) as a result of the voluntary termination of employment by Executive for reasons other than a Diminution of Responsibilities; or (3) that is a Termination Upon a Change of Control.

         4.8 "Termination Upon Change of Control" means:

               (a) any termination of the employment of Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces that it has signed a definitive agreement or that the Company's Board of Directors has endorsed a tender offer for the Company's stock that in either case when consummated would result in a Change of Control (even though consummation is subject to approval or requisite tender by the Company's stockholders and other conditions and contingencies) and ending at the earlier of the date on which the Company publicly announces that such definitive agreement or tender offer has been terminated without a Change of Control or on the date which is twelve (12) months following the consummation of any transaction or series of transactions that results in a Change of Control; or

               (b) any resignation by Executive based on a Diminution of Responsibilities where (i) such Diminution of Responsibilities occurs during the period commencing on or after the date that the Company first publicly announces that it has signed a definitive agreement that when consummated would result in a Change of Control (even though consummation is subject to approval or requisite tender by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the consummation of the transaction or series of transactions that results in the Change of Control, and (ii) such resignation occurs within ninety (90) days following such Diminution of Responsibilities.

         Notwithstanding anything to the contrary herein, the term Termination Upon Change of Control shall not include any termination of the employment of Executive (1) by the Company for Cause; (2) as a result of the voluntary termination of employment by Executive for reasons other than a Diminution of Responsibilities; or (3) that is a Termination in Absence of Change of Control.

5. No Other Benefits; Release; Transition Period; Termination Under Other Circumstances.

         5.1 No Other Benefits Payable. Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment.

         5.2 Release of Claims. The Company may condition payment of the cash severance and accelerated vesting of stock awards in Sections 2 or 3 of this Agreement upon the delivery by Executive of a signed mutual release of known and unknown claims related to Executive's employment in the form attached hereto as Exhibit A.

         5.3 Transition Period. In the event of Executive's Termination Upon a Change of Control or Termination in Absence of a Change of Control, the Company shall have the right exercisable by notice to Executive given at any time prior to ten (10) days after the effective date of such termination to request that Executive remain employed by the Company for such period following such termination as the Company may elect, but in no event longer than ninety (90) days following the effective date of such termination. If Executive agrees to such transition period (by giving notice to the Company within five (5) days after the Company's notice to Executive), then during such period Executive shall remain a full time employee of the Company at the rate of compensation and with the same benefits as in effect on the date of his or her termination, shall perform such duties consistent with his or her prior responsibilities as the Company shall reasonably request, including services designed to transition his or her duties and responsibilities to one or more replacements, and at the conclusion of the transition period shall receive the benefits provided in
Section 2 or 3 above as the case may be. If the Company requests a transition period as provided above and Executive does not agree to it, Executive shall receive the benefit of Section 2.1 or 3.1(computed through the date of termination), as the case may be, but shall not receive the benefit of the other provisions of this Agreement. The Company need not request a transition period, in which case Executive shall receive the benefit of Section 2 or Section 3, as the case may be, and the other provisions of this Agreement based on the date of actual termination. The Company shall have the right at any time to terminate Executive during the transition period, in which case Executive shall be entitled to the benefits of Section 2 or Section 3, as the case may be. Executive shall have the right to terminate his or her employment at any time during the transition period, but if Executive shall fail or refuse to complete the transition period, other than as a result of death or Disability, then Executive shall not be entitled to the benefit of Section 2 or Section 3 (except
Section 2.1 or 3.1 through the date such services cease). In the case of Executive's death or Disability during the transition period, he or she shall be deemed to have completed the transition period service for the full period requested.

5.4 Termination Under Other Circumstances. In the event of Executive's termination for Cause, or any resignation by Executive that does not constitute a Termination Upon a Change of Control or a Termination in Absence of Change of Control, the Company's sole financial obligations to Executive shall be to pay to Executive all salary and accrued vacation (less applicable withholding) earned through the effective date of Executive's termination or resignation, to honor Executive's vested options and restricted stock (if any), and to provide the benefits, if any, under the Company's benefit plans to which Executive may be entitled pursuant to the terms of such plans. In the event of a termination of Executive's employment (1) by the Company as a result of the Disability of Executive or (2) as a result of the death of Executive, Executive (or Executive's estate) shall be entitled to the benefits of Section 3.

6. Agreement Not to Solicit. If Company performs its obligations to deliver the severance payments and benefits set forth in Sections 2 or 3 of this Agreement, then for a period of one (1) year after Executive's termination of employment, Executive will not solicit or seek to induce any employee of the Company to discontinue that person's or entity's relationship with or to the Company. For purposes of this paragraph it is expressly understood and agreed between Executive and the Company that (i) a general advertisement or announcement regarding employment opportunities that does not specifically target Company employees shall not constitute solicitation of employees and (ii) that this paragraph shall not preclude Executive from directly soliciting the employment of her executive assistant.

7. Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association. The site of the arbitration proceeding shall be in Santa Clara County, California, or another location mutually agreed to by the parties.

8. Conflict in Benefits.

         8.1 Effect of Agreement. This Agreement, together with the Letter, a copy of which is attached hereto and incorporated herein by reference, the option agreements by which the option grants referred to in the Letter are evidenced, option agreements relating to option grants issued prior to the date of this Agreement, the indemnity agreement, and the confidentiality and invention assignment agreement executed by Executive, shall supersede all prior arrangements, whether written or oral, and understandings regarding Executive's employment with the Company and shall be the exclusive agreement for the determination of any compensation due to Executive from Company as a result of Executive's employment with Company. In the event of any conflict in these various documents, the provisions of this agreement shall control the others and the Letter shall control the option agreements.

9. Miscellaneous.

         9.1 Additional Payments. Regardless of the basis of Executive's termination of employment with the Company and regardless whether Executive agrees to execute the mutual release with the Company attached hereto as Exhibit A, if all or any portion of the amounts payable to Executive or on Executive's behalf under this agreement or otherwise are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or similar state tax or assessment, the Company will pay executive an amount necessary to place Executive in the same after-tax position as Executive would have been in had no such excise tax been imposed. The amount payable pursuant to this preceding sentence shall be increased to the extent necessary to pay income and excise taxes due on such amount. The determination of the amount of any such tax indemnity shall be made by the independent accounting firm employed by the Company, which amount shall be increased or decreased to reflect the results of any final determination by taxing authorities in any administrative or judicial action and shall include any expenses reasonably incurred by Executive in defending same. The amount payable pursuant to this paragraph shall be sufficient to pay any interest and penalties determined to be due, and shall be grossed up for the income tax due on the aggregate reimbursement. Amounts due shall be paid within 10 days after demand by Executive.

         9.2 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. In the event of a Change in Control in which the options granted by the Company to Executive cannot be assumed by the successor or assign, Company shall give Executive reasonable advanced notice of such Change in Control, all options granted by the Company to Executive shall vest and become exercisable prior to such Change in Control, and Company shall allow Executive a reasonable opportunity to exercise such options prior to such Change in Control.

         9.3 Modification of Agreement. This Agreement and the Letter may be modified, amended or superseded only by a written agreement signed by Executive and the Chief Executive Officer of the Company or an authorized member of the Board of Directors of the Company.

         9.4 Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

         9.5 Nondisparagement. Executive agrees that neither she nor anyone acting by, through, under or in concert with her shall disparage or otherwise communicate negative statements or opinions about the Company, its Board members, officers, employees or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive.

         9.6 No Employment Agreement. Executive acknowledges and understands that her employment with the Company is at-will and can be terminated by either party for no reason or for any reason not otherwise specifically prohibited by law. Nothing in this Agreement is intended to alter Executive's at-will employment status or obligate the Company to continue to employ Executive for any specific period of time, or in any specific role or geographic location.

         9.7 Survival. As applicable, the covenants, agreements, representations and warranties contained in or made in this Agreement shall survive any termination of Executive's services to the Company or any termination of this Agreement. as stated in such provision, or if no such time period is specifically set forth then for a period of three years

         9.8 Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Section 409A of the Code and the Treasury Regulations thereunder, and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed or accelerated (whichever is most favorable to Executive, in her reasonable discretion) to the extent necessary for this Agreement and such payment to comply with Section 409A and the Treasury Regulations thereunder.


EXECUTIVE                                        MOVE, INC.

______________________________                   By:  _________________________
Lorna Borenstein                                 Name:  Mike Long
                                                 Title: CEO

                                    EXHIBIT A

                             MUTUAL GENERAL RELEASE
                             ----------------------

         This Separation Agreement and General Release ("Agreement") is entered into between Lorna Borenstein ("You") and Move, Inc., on behalf of itself and its divisions, subsidiaries and affiliated entities (the "Company") based upon the following facts:

         A. You have been employed by the Company as President, Move, Inc., pursuant to an offer letter signed by you, dated April 26, 2007 (the "Offer Letter"); and

         B. On __________ __, ____, a [Termination in Absence of Change of Control/Termination Upon Change of Control] event, as defined in your Executive Retention and Severance Agreement dated May __, 2007 ("Retention Agreement") occurred. By this Agreement, You and the Company mutually agree to the terms of your final separation from the Company and termination of your employment, effective as of the close of business on _________ __, ____ ("Termination Date").

         Based upon the above facts, You and the Company acknowledge and agree:

          1.   Acknowledgment; Cessation of Employment and Payment of Severance:
               That your termination as an employee of the Company was (i) as a result of a Termination in Absence of Change of Control/Termination Upon Change of Control (each as defined in the Retention Agreement), and for no other reason and under no other circumstances, and (ii) not illegal, wrongful or prohibited under any applicable statute or common law. Your employment with the Company ceases as of the close of business on the Termination Date, and as of the Termination Date, You resign as an employee and officer of the Company and any of its subsidiaries.

          2. Separation Benefits: Immediately, after this Agreement has been fully executed [and the revocation period set forth in Paragraph 3(b) below has expired], the Company will pay You the Cash Severance as set forth in Section [2 or 3, as applicable] of the Retention Agreement plus any accrued vacation, less all appropriate taxes and withholdings ("Severance Pay"). You understand that in addition to the Severance Pay, You shall be entitled to all other benefits set forth in Section [2 or 3, as applicable] of the Retention Agreement.

          3.   Release and Discharge of Claims:

          a. In consideration of the covenants undertaken herein by the Company, to the fullest extent permitted by law, You hereby covenant not to sue and fully release and discharge the
                    Company, and all divisions, and subsidiaries, and all respective officers, directors, shareholders, agents, and employees thereof past, present or future (collectively, "Released Parties"), with respect to and from, any and all claims, demands, rights, actions, costs, expenses, damages, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which You now own or hold, or have at anytime held, or may in the future hold against the Released Parties, arising out of, or in any way connected to Your employment relationship with the Company, Your termination, or any other events, acts or omissions occurring prior to Your execution of this Agreement ("Claim(s)"). Your release of any such Claim(s) includes, but is not limited to, any action under any federal, state or local constitution, statute, regulation, or common law; including but not limited to, any Claim based on discrimination, retaliation, harassment, breach of contract, or any Claim for severance pay, bonus (under the Offer Letter or otherwise), or any other employee benefit. You hereby warrant and represent that You have not filed any complaint and/or other Claim against any of the Released Parties, with any court or government entity. You warrant and represent that You shall not seek any personal recovery from any of the Released Parties, in connection with any matter released. To the fullest extent permitted by law, You represent and warrant that You shall not hereafter, individually, nor as a member of a class, file any action against the Released Parties arising out of or in any way related to any Claim released by You. Notwithstanding the foregoing, You do not release (i) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) claims to continued participation in certain of the Company's group benefit plans pursuant to the terms and conditions of COBRA;
                    (iii) claims to any benefit entitlements vested as the date of such release, pursuant to written terms of any employee benefit plan (including without limitation any equity compensation plan) of the Company or its subsidiaries; (iv) Your right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that You do release Your right to secure any damages for alleged discriminatory treatment; and (v) any obligation of the Company under California Labor Code
                    Section 2802 or the indemnification provisions of the Company's Certificate of Incorporation or Bylaws.

          b. [The general release contained herein specifically includes a waiver and release of all claims that You have or may have under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq. ("ADEA"), based on Your employment with the Company, the termination of Your employment, or any event, transaction, occurrence, act or omission occurring on or before the date on which You execute this Agreement. By signing this Agreement, You acknowledge and agree that the releases contained herein, including the ADEA release, do not cover rights or claims that may arise after the date on which You sign this Agreement; [that You have been advised to consult an attorney before signing this Agreement; that You have up to twenty-one (21) calendar days from the date You are presented with this Agreement to consider whether or not to sign it; that You are knowingly and voluntarily waiving and releasing Your rights, including Your rights under the ADEA, only in exchange for consideration (something of value) in addition to anything of value to which You are otherwise already entitled, and that if You sign this Agreement, You will have the right to revoke this Agreement within seven
                    (7) calendar days of signing this Agreement and that this Agreement shall not become effective or enforceable until after this revocation period has expired. You may revoke this Agreement by delivering a written notice to the General Counsel of Move, Inc., 30700 Russell Ranch Road, Westlake Village, CA 91362, which notice must be delivered or postmarked within seven (7) days of Your execution of this Agreement].

          c. The Company hereby covenants not to sue and releases You with respect to and from, any and all claims, demands, rights, actions, costs, expenses, damages, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds, or has at anytime before owned or held, or may in the future hold against You arising out of, grounded upon, or in any way connected to Your employment relationship with the Company or Your termination from that employment. The Company hereby warrants and represents that it shall not seek nor be entitled to personal recovery from You in connection with any matter released herein.

4. Belated Discovery: As part of the foregoing general release of claims, and not by way of limitation, You and the Company each expressly waive all of your respective rights under Section 1542 of the California Civil Code or any similar law of any other jurisdiction. California Civil Code Section 1542 states:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

              You and the Company acknowledge, understand and agree that either You or the Company may later discover claims or facts in addition to or different from those which You and Company now know or believe to be true with respect to the subject matters of this Agreement, but that it is nevertheless Your intention, and the Company's intention, by signing this Agreement to fully, finally and forever release any and all claims whether now known or unknown, suspected or unsuspected, which now exist, may exist, or previously have existed as set forth herein.

5. No Assignment of Claims: You represent and agree that You have not assigned or transferred any Claim against any of the Released Parties, or any portion or interest of any Claim, and You agree to indemnify, defend and hold harmless the Released Parties against any and all Claims based on, arising out of or in connection with, any such transfer or assignment of any Claim. The Company represents and agrees that it has not assigned or transferred any claim against You, and agrees to indemnify, defend You and hold You harmless against any and all claims based on, arising out of or in connection with, any such transfer or assignment of any claim. This Agreement shall be binding upon the

             Company's   successors  and  assigns,  and  Your   heirs,   estate,
             personal representatives, executors and administrators.

6. No Other Payment or Monies Owed: You agree that on signing this Agreement, You have been compensated by the Company in full for all wages and vacation pay earned and accrued by You through the Termination Date and that, except for the Severance Pay described in Paragraph 2 and all other benefits set forth in Paragraph 2 above, no other wages, or compensation of any kind whatsoever are owed to You or will be paid to You. You understand and agree that except for the Severance Pay and such other benefits in Paragraph 2, You are not eligible and shall not receive any other separation payment from the Company in connection with Your employment, termination or executing this Agreement.

7. Company Benefits: Except as set forth in Paragraph 2 and as mandated by applicable law, all Company-sponsored employee benefits provided to You ceased or will cease as of the close of business on the Termination Date.

8. Return of Company Property: You represent and agree that You have returned to the Company any and all company property in Your possession, custody or control, and/or in the possession, custody or control of Your agents or representatives, including all originals and all copies of documents, computer disks, files, contact lists, and all the Company's equipment, including telephones, and computers.

9. No Admission of Liability: This Agreement shall not be construed as an admission that either party has acted wrongfully or unlawfully. The parties each disclaim any liability to or wrongful acts or omissions against the other party or any person. Neither this Agreement nor anything in it shall be admissible in any proceeding as evidence of any unlawful or wrongful conduct by either party or any Released Parties.

10. Confidentiality: You acknowledge that as a result of Your employment with the Company, You have had access to the Company's "confidential information," as that term is defined in the
             Company's Code of Conduct and Business Ethics (the "Code"). You understand and agree that You continue to be bound by the terms and obligations of the Code, that You will hold all confidential information in the strictest confidence, and that You will not make use of such confidential information on behalf of anyone. Any breach of this paragraph by You shall be a material breach of this Agreement.

11. Non-disparagement: You and the Company agree to refrain from making any statements or taking any actions, directly or indirectly, that harm the other party's business interests, reputation or goodwill.

12. Severability: Should any part, term or provision of this Agreement, with the exception of the releases embodied in
             Paragraph 3 be determined by any Court or other tribunal of competent jurisdiction to be invalid or unenforceable, such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement and any and all of the other terms of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The releases embodied in Paragraph 3 are of the essence of this Agreement and should You take any action to have any part of Paragraph 3 deemed to be invalid or unenforceable, or should any part of Paragraph 3 be deemed to be invalid or unenforceable, the Company may, in its sole discretion, declare this Agreement to be null and void, and any Severance Pay and bonus amount (if any) received by You shall be returned to the Company.

13. Enforcement of this Agreement and Arbitration: This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or arising out of or relating in any way to your employment or termination, shall be submitted to arbitration, to be held in Santa Clara County, California, in accordance with the Rules of the American Arbitration Association then in effect and applicable to employment disputes. If any arbitration or action at law or in equity is brought to enforce, interpret, or rescind this Agreement, the prevailing party shall be entitled to all of its costs in bringing the arbitration or action, including attorneys' fees.

14. Entire Agreement: You acknowledge that in entering this Agreement You have not relied on any oral or written promises, statements, or representations, made to You by any Company representative, except as expressly stated in this Agreement. This Agreement contains the full and complete understanding and agreement between You and the Company with respect to the within subject matters and supersedes all prior agreements between You and the Company regarding the same. This Agreement may not be modified or amended except by a written instrument executed by both parties hereto.

15. Counterpart Execution and Use of Photocopies: This Agreement may be executed in counterparts and transmitted by facsimile, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals.

16. Effect of, Waiver of Breach: No waiver of any breach of any term or provision of this Agreement shall be construed to be a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

17. Consultation With Counsel: You acknowledge that You have carefully read and fully understand this Agreement, and that You have had the opportunity to raise with the Company any questions, concerns or issues You may have in connection with this Agreement, or its terms. You further acknowledge that You have had the opportunity, and taken it to the extent You deemed appropriate and necessary, to consult legal counsel of Your choice in connection with this Agreement and consent to all of the terms and provisions contained herein knowingly, voluntarily and without any reservation whatsoever.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A MUTUAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Lorna Borenstein

                                          Dated:
--------------------------------------          --------------------------------

MOVE, INC.


By:                                       Dated:
   -----------------------------------          --------------------------------

Its:
    ----------------------------------